SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                           POST-EFFECTIVE AMENDMENT NO. 1 TO

                                      FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                              NanoSignal Corporation, Inc.

                 (Exact name of issuer as specified in its charter)


                   Nevada                                   88-0231200
                   ------                                   ----------
         (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                Identification No.)

      5440 W Sahara, Suite 206, Las Vegas, Nevada               89146
        ----------------------------------------              ----------
         (Address of Principal Executive Offices)             (Zip Code)

                             2004 Stock Incentive Plan #1
                               (Full title of the Plan)

                                  Scott Ervin, CEO
                             NanoSignal Corporation, Inc.
                              5440 W Sahara, Suite 206
                               Las Vegas, Nevada 89146
                                   (702) 227-5111
                      (Name and Address of agent for service)

                                     702-990-3886
           (Telephone Number, including area code, of agent for service)

                            COPIES OF COMMUNICATIONS TO:
                           Gary L. Blum, Attorney at Law
                             3278 Wilshire Blvd, #603
                               Los Angeles, CA 90010
                                    213-381-7450



                       CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of                             maximum        maximum
securities       Amount              Offering       aggregate     Amount of
to be            to be               price per      offering      registration
registered       registered (3)(4)   share(1)(2)    price         fee (1)
----------       ---------------   -----------    ---------     ------------
Common Stock,    20,000,000           $.024         $480,000        $60.82



(1) An additional 20,000,000 shares of Common Stock, $.001 par value are to be registered, and registration fees were deposited prior to filing of the original Registration Statement on Form S-8. Therefore, an additional $60.82 in registration fees are required.

                              EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), and constitutes Amendment No. 1 to the Registration Statement
No. 333-118306 (the "Registration Statement"), by NanoSignal Corporation, a Nevada corporation (the "Company"), for the purpose of registering 20,000,000 shares of the Company's common stock to be issued under the company's 2004 Stock Incentive Plan #1.


                          INCORPORATION BY REFERENCE
                                      OF
                        EARLIER REGISTRATION STATEMENT

NanoSignal Corporation (the "Company") previously registered 35,000,000 shares of common stock, par value $.001 for issuance under a 2004 Stock Incentive Plan #1. The registration of such shares was effected on a Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 17, 2004, bearing file no. 333-118306 (the "Initial Registration Statement"). This Registration Statement, Amendment No. 1 to Form S-8 Registration Statement, is being filed for the purpose of increasing the 2004 Stock Incentive Plan #1 by 20,000,000 shares of common stock. Accordingly, pursuant to General Instruction E of Form S-8m the contents of the Earlier Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on this 12th day of October, 2004.

NANOSIGNAL CORPORATION, INC.

By: /s/ Scott Ervin          October 12, 2004
    -----------------
    Scott Ervin
    President



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 12th day of October, 2004.


/s/ Scott A. Ervin          October 12, 2004
-------------------
Scott A. Ervin
Director